UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2014

NF ENERGY SAVING CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50155	02-0563302
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

390 Qingnian Avenue, Heping District
Shenyang, P.R. China	110015
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (011-8624) 8563-1159

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

As previously disclosed in the Form 10-Q of NF Energy Saving Corporation (the “Company”), filed with the Securities and Exchange Commission on May 13, 2014, Liaoning Nengfa Weiye Energy Technology Ltd. (“Nengfa”), a 100% owned subsidiary of the Company, entered into two contract agreements on March 12, 2014 (the “North-West Contracts”), with Liaoning North-West Water Supply Ltd., a company established under the laws of the People’s Republic of China (“North-West”). Nengfa also entered into an arrangement for the supply and installation of a boiler retrofit (“Long Sheng Contracts”) with Beijing Long Sheng Jing Ying Environmental Protection Technology Ltd., a company established under the laws of the People’s Republic of China (“Long Sheng”), consisting of two contracts which were entered into on March 26, 2014 and April 1, 2014.

North-West Contracts

The North-West Contracts were awarded to Nengfa in a bidding competition in connection with the Liaoning North-West Water Supply Project (the “Project”). Under the North-West Contracts, Nengfa will design, manufacture and deliver for the Project approximately 71 hydraulic controlled butterfly valves, accessories, spare parts and other related items. Nengfa also will be responsible for providing mechanical drawings, technical guidance, installation supervision and other after-sales services to assure proper installation, commissioning, and testing of the delivered valves and items. The delivery of the valves will commence at the beginning of the third fiscal quarter of 2014 and will continue through the first fiscal quarter of 2015, assuming there are no delays in the performance by Nengfa or in the timetable for the Project. The total contract value for the North-West Contracts is approximately USD $14,388,000. Revenues from these contracts will be recorded in accordance with US GAAP, as products are delivered, related services are performed, commissioning and acceptance is achieved, and warranty periods are satisfied. Revenues are expected to be recognized commencing in the second half of fiscal 2014 and continue through the next fiscal periods as product is delivered, services are performed and contract requirements are satisfied. As the Project is a multifaceted public works project, with many contractors and complicated construction schedules, there is always the risk of a change in delivery, installation, testing and commissioning schedules, which may be beyond the control of Nengfa. These changes may require changes in the performance requirements, contract time table, and pricing and delay payments to Nengfa.

Long Sheng Contracts

The Long Sheng Contracts further the Company efforts in its business to promote energy efficiencies in industrial situations within the PRC. Under the Long Sheng Contracts Nengfa will supply and install boiler denitration, dust removal and desulfurization systems and related monitoring systems (the “Products”) for Long Sheng in connection with a boiler retrofit project being undertaken by Long Sheng. The Products will be delivered and installed during the second half of the 2014 fiscal year. The total contract value of the Long Sheng Contracts is approximately USD $3,381,000. The payments will be on an installment basis, including a 20% deposit and installments on the basis of Product deliveries and performance of installation services, with a portion of the contract consideration to be held back until one year after the installation of the Products.

The foregoing descriptions of North-West Contracts and the Long Sheng Contracts are not complete and are qualified in their entirety by reference to each document (or form thereof, as applicable), filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

10.1	Contract Agreement, dated March 12, 2014, by and between Liaoning North-West Water Supply Ltd. and Liaoning Nengfa Weiye Energy Technology Ltd.
10.2	Contract Agreement, dated March 12, 2014, by and between Liaoning North-West Water Supply Ltd. and Liaoning Nengfa Weiye Energy Technology Ltd.
10.3	Xifei 660 Boiler Denitration, Dust Removal and Desulfurization System Contract to Supply, dated March 26, 2014, by and between Beijing Long Sheng Jingying Environmental Protection Technology Ltd. and Liaoning Nengfa Weiye Energy Technology Ltd.
10.4	Xifei 660 Boiler Denitration, Dust Removal and Desulfurization System Equipment Installation Contract, dated April 1, 2014, by and among Beijing Long Sheng Jingying Environmental Protection Technology Ltd., Shenyang Unicom Water Supply Engineering Ltd. and Liaoning Nengfa Weiye Energy Technology Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NF ENERGY SAVING CORPORATION

Date: June 10, 2014	By:	/S/ Gang Li
Gang Li, President and Chief Executive Officer